                                                                    Exhibit 4.15


NEITHER THE STOCK PURCHASE WARRANT NOR THE COMMON STOCK ISSUABLE UPON EXERCISE OF THE STOCK PURCHASE WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES ACT AND CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SUCH ACTS OR UNLESS EXEMPTIONS FROM REGISTRATION ARE AVAILABLE.

                             STOCK PURCHASE WARRANT

     This Warrant is issued this 31/st/ day of March, 1998, by MASTER GRAPHICS, INC., a Tennessee corporation (the "Company") and JOHN P. MILLER
("Shareholder"), to MICHAEL G. HARPER (Michael G. Harper and any subsequent assignee or transferee hereof is hereinafter referred to as "Holder").

                                   AGREEMENT:

     1.   ISSUANCE OF WARRANT; TERM.  In the event that (a) Company or any of
          -------------------------
Company's successors or assigns (an "Affiliated Entity") shall cause to be made or shall be involved in a public offering of its stock (an "IPO") within ten
(10) years from the date hereof, and (b) there has been no acquisition or merger of the Company prior to the time of the IPO as described in Paragraph 7 hereunder, Holder shall have the right to acquire from the Company Common Stock of the Company at a price equal to the IPO price, with the maximum number of shares which Holder shall have the right to purchase to be determined as follows:

     $559,125  /  Initial IPO Price Per Share = Maximum Number of Option Shares

The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." The option described pursuant to this Paragraph 1 shall only be exercisable during the ten (10) year period commencing with the date of the successful completion of the IPO (the "Exercise Period"). The exercise of, or the failure to exercise, this Warrant during the Exercise Period shall terminate all other rights of Holder hereunder.

     2.   EXERCISE PRICE.   The exercise price (the "Exercise Price") per Share
          --------------
for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be the IPO price.

     3.   EXERCISE.  Prior to the exercise of all or any part of this Warrant,
          --------
Holder shall give thirty (30) days prior written notice ("Holder Notice") of his intent to exercise to the Company at 6075 Poplar Avenue, Memphis, Tennessee 38119, or such other address as the Company shall designate in a written notice to the Holder hereof. Within five (5) days after receipt of such notice, the Company shall deliver to Holder: any Prospectus used by the Company during the year in which the Holder Notice is received, together with all supplemental information required to insure that such prospectus does not omit to state or misstate a material fact; its Annual Reports on Form 10-K, if any, for the Company's most recently completed fiscal year; all Quarterly Reports on Form 10-Q, if any, filed by the Company during its current fiscal year; and all Current Reports on Form 8-K, if any, filed by the Company during its current fiscal year. Holder shall have until the thirtieth (30/th/) day from the date of the Holder Notice to rescind such notice. If Holder does not elect to rescind the Holder Notice, then on or within five (5) days after such thirtieth (30/th/) day, Holder shall deliver to Company (the "Exercise Delivery"): (i) this Warrant, (ii) a signed statement indicating the number of Shares to be purchased, and (iii) either (A) a certified check in the amount of the Exercise Price or (B) that certain promissory note dated of even date herewith in the original principal amount of $559,125 between the Company and Holder, along with a signed statement directing the Company to cancel that portion of such promissory note which is equal to the Exercise Price. Upon receipt of the Exercise Delivery, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver, or cause to be executed and delivered to Holder a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised. If this Warrant is exercised with respect to less than all of the Shares, (i) the Company shall issue a new warrant for the remaining shares covered by this Warrant and (ii) if the Promissory Note is used to fund the Exercise Price, the Company shall issue a replacement promissory note with an appropriate adjustment to the principal amount.


     4.   COVENANTS AND CONDITIONS.  The above provisions are subject to the
          ------------------------
following:

          (a) Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended ("Securities Act") or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be sold or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws. Transfer of the Shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall bear substantially the following legend:

          THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

     The Holder hereof and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any Shares upon exercise hereof with applicable federal and state securities laws.

          (b) The Company covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

     5.   TRANSFER OF WARRANT.    Subject to the provisions of Section 4
          -------------------
hereof, this Warrant may only be transferred, in whole or in part, to a spouse or lineal descendent of the original holder hereof or to a trust or other entity owned by or directly benefitting the original holder hereof, his spouse or a lineal descendant. Transfer in accordance with this Section 5 must be made by presentation of the Warrant to the Company with written instructions for such transfer. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Holder shall pay all expenses incurred by the Company in connection with the preparation, issuance and delivery of Warrants under this Section.

     6.   WARRANT HOLDER NOT SHAREHOLDER.  Except as otherwise provided herein,
          ------------------------------
this Warrant does not confer upon the Holder, as such, any right whatsoever as a shareholder of the Company.

     7.   RIGHTS UPON SALE OR MERGER.
          --------------------------

              (a) Shareholder shall not enter into any transaction that would result in the merger or acquisition of the Company or an affiliated entity unless prior to such sale such Shareholder shall give notice to Holder of its intention to effect such sale in order that Holder may exercise its rights under this Section 7 as hereinafter described or under any other provision of this Agreement. Such notice shall set forth the principal terms of the merger or acquisition.

              (b) In the event of any acquisition or merger of Company or an Affiliated Entity, pursuant to which the Shareholder receives shares of stock of any company (the "Surviving Entity") during the ten year period commencing with the date hereof, Holder shall have the option to acquire from Shareholder for a purchase price per share equal to the price per share of the acquiring entity determined in connection with such acquisition or merger, a maximum number of shares of the surviving entity up to that number pursuant to which the purchase price would equal $559,125, with the maximum number of shares which Holder shall have the option to purchase to be determined as follows:

     $559,125 / Price Per Share of Acquiring Entity = Maximum Number of Option Shares
     This option shall be exercised in the same manner as provided under Section 3.

              (c) The option described in this Section 7 shall only be exercisable within ten (10) years from the date of a merger or acquisition, provided there has been no IPO prior to the time of the merger or acquisition. The exercise of, or the failure to exercise, this Warrant during such ten (10) year period shall terminate all other rights of Holder hereunder.

     8.   REGISTRATION.
          ------------

          (a) The Company and Holder agree that if at any time after the date hereof the Company shall propose to file a registration statement with respect to any of its Common Stock, it will give notice in writing to such effect to the Holder at least thirty (30) days prior to such filing, and, at the written request of Holder, made within ten (10) days after the receipt of such notice, will include therein at the Company's cost and expense (including the fees and expenses of counsel to such holder(s), but excluding underwriting discounts, commissions and filing fees attributable to the Shares included therein) such of the Shares as such Holder(s) shall request; provided, however, that if the offering being registered by the Company is underwritten and if the representative of the underwriters certifies in writing that the inclusion therein of the Shares would materially and adversely effect the sale of the securities to be sold by the Company thereunder, then the Company shall be required to include in the offering only that number of securities, including the Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among all selling shareholders according to the total amount of Shares included in the offering be less than the number of securities included in the offering by any other single selling shareholder unless all of the Shares are included in the offering).

          (b) Whenever the Company undertakes to effect the registration of any of the Shares, the Company shall, as expeditiously as reasonably possible:

               (i) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement covering such Shares and use its best efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective until the earlier of (A) the date when all Shares covered by the registration statement have been sold or (B) two hundred seventy (270) days from the effective date of the registration statement; provided, that before filing a registration statement or prospectus of any amendment or supplements thereto, the Company will furnish to each Holder of Shares covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits), which documents will be subject to the review of such Holder and underwriters, and the Company will not file such registration statement or any amendment thereto or any prospectus of any supplement thereto (including any documents incorporated by reference therein) with the Commission if
          (A) the underwriters, if any, shall reasonably object to such filing or (B) if information in such registration statement or prospectus concerning a particular selling Holder has changed and such Holder or the underwriters, if any, shall reasonably object.

               (ii) Prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in Section 10(b)(i) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act.

               (iii) Furnish to the selling Holder(s) such numbers of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus, each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of the Shares owned by them).

               (iv) Use its best efforts to register and qualify under such other securities laws of such jurisdiction as shall be reasonably requested by any selling Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition of the Shares owned by such Holder, in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business or to file a general consent to service or process in any such states or jurisdictions.

               (v) Promptly notify each selling Holder of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein no misleading and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

               (vi) Provide a transfer agent and registrar for all such Shares not later than the effective date of such registration and statement.

               (vii) Enter into such customary agreement (including underwriting agreements in customary form for a primary offering) and take all such other actions as the underwriters, if any, reasonably request in order to expedite of facilitate the disposition of such Shares (including, without limitation, effecting a stock split or a combination of shares).

               (viii) Make available for inspection by any selling Holder or any underwriter participating in any disposition pursuant to such registration statement and any attorney accountant or other agent retained by any such selling

          Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

               (ix) Promptly notify the selling Holder (s) and the underwriters,if any, of the following events and (if requested by any such person) confirm such notification in writing: (A) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post effective amendment thereto, the declaration of the effectiveness of such documents, (B) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (C) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the initiation of any proceedings for that purpose and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purposes.

               (x) Make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and obtain at the earliest possible moment the withdrawal of any such order, if entered.

               (xi) Cooperate with the selling Holder(s) and the underwriters, if any, to facilitate the timely preparation an delivery of certificates representing the Shares to be sold and not bearing any restrictive legends, and enable such Shares to be in such lots and registered in such names as the underwriters may request at least two(2) business days prior to any delivery of the Shares to the underwriters.

               (xii) Provide a CUSIP number for all the Shares not later than the effective date of the registration statement.

               (xiii) Prior to the effectiveness of the registration statement and any post effective amendment thereto and at each closing of an underwritten offering,

          (A)  make such representations and warranties to the selling Holder
          (s) and the underwriters, if any, with respect to the Shares and the registration statement as are customarily made by issuers in primarily underwritten offerings; (B) use its best efforts to obtain "cold comfort"letters and updates there of from the Company's independent certified public accountants addressed to the selling Holders and the underwriters, if any, such letters to be in customary form and covering matters of customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; (C) deliver such documents and certificates as may be reasonably requested
          (1) by the holders of majority of the Shares being sold, and (2) by the underwriters, if any, to evidence compliance with class (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and (D) obtain opinions of counsel to the Company and updates thereof (which counsel and which opinions shall be reasonably satisfactory to the underwriters, in any), covering the matters customarily covered in opinions requested by the selling Holders and under writers or their counsel. Such counsel shall also state that no facts have come to the attention of such counsel which cause them to believe that such registration statement, the prospectus contained therein, or any amendment or supplement thereto, as of their respective effective or issue dates, contains any untrue statement of any material fact or omits to state any material fact necessary to make the statements therein not misleading (except that no statement need be made with respect to any financial statement, notes thereto or other financial data or other expertized material contained therein). If for any reason the Company shall so notify the Holders of the Shares and shall use its best efforts to remove expeditiously all impediments to the rendering of such opinion.

               (xiv) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve-month period (or ninety (90) days , if such period is a fiscal year) (A) commencing at the end o f any fiscal quarter in which the Shares are sold to underwriters in such an offering, beginning with the first month of the first fiscal quarter of the Company commencing after the effective date of the registration statement, which statements shall cover such twelve-month periods.

          (c) The Company's obligation under this Section 8 above with respect to each holder of Shares are expressly conditioned upon such holder's furnishing to the Company in writing such information concerning such holder and the terms of such holder's proposed offering as the Company shall reasonably request for inclusion in the registration statement. If any registration statement including any of the Shares is filed, then the Company shall indemnify each holder thereof (and each underwriter for such holder and each person, if any, who controls such underwriter for such holder ad each person, if any, who controls such underwriter within the meaning of the Securities Act) from any loss, claim, damage or liability arising out of, based upon or tin any way relating to any untrue statement of a material fact contained in such registration statement or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except for any such statement or omission based on information furnished in writing by such holder of the Shares expressly for use in connection with such registration statement; and such holder shall indemnify the Company (and each of its officers and directors who has signed such registration statement, each director, each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter for the Company and each person, if any, who controls such underwriter within the meaning of the Securities Act) and each other such holder against any loss, claim, damage, or liability arising from any such statement or omission which was made in reliance upon information furnished in writing to the Company by such holder of the Shares expressly for use in connection with such registration statement.

           (d) For purpose of this Section 8, all of the Shares shall be deemed to be issued and outstanding.

     9.  ARTICLE AND SECTION HEADINGS. Numbered and titled article and
         ----------------------------
section headings are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Warrant.

     10.  NOTICE.  Any and all notices, elections or demands permitted or
          ------
required to be made under this Warrant shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, telexed, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or two (2) business days after the date of mailing (or the next business day after delivery or telecopy or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purpose of this Warrant:

The Address of Holder is:     Michael G. Harper
                              P. O. Drawer 1596
                              Henderson, NC 27536

with a copy to:               Baker, Donelson, Bearman & Caldwell
                              1800 Republic Centre
                              633 Chestnut Street
                              Chattanooga, Tennessee 37450

                              Attention:      Kenneth C. Beckman, Esq.

The Address of Company is:    Master Printing Holding Co.
                              2500 Lamar Avenue
                              Memphis, TN  38114
                              Attention:      John Miller
with a copy to:          Black Bobango & Morgan
                         530 Oak Court Drive, Suite 345
                         Memphis, TN  38117
                         Attention:      Michael P. Morgan, Esq.

     11.  SEVERABILITY.  If any provisions(s) of this Warrant or the application
          ------------
thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Warrant and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted bylaw.

     12.  ENTIRE AGREEMENT.  This Warrant between the Company and Holder
          ----------------
represents the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreement are merged herein.

     13.  GOVERNING LAW AND AMENDMENTS.  This Warrant shall be construed and
          ----------------------------
enforced under the laws of the State of Tennessee applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

     14.  COUNTERPARTS.  This Warrant may be executed in any number of
          ------------
counterparts and be different parties to this Warrant in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Warrant.

     15.  JURISDICTION AND VENUE.  The Company hereby consents to the
          ----------------------
jurisdiction of the courts of the State of Tennessee and the United States District Court for the Western District of Tennessee, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising under this Agreement or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts.

                                 [END OF PAGE]

     IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

          COMPANY:            MASTER GRAPHICS, INC.,
          -------             a Tennessee corporation


                              By: /s/ John P. Miller
                                  ------------------
                              Title: President



          HOLDER:             /s/ Michael G. Harper
          ------              ---------------------
                              Michael G. Harper

     IN WITNESS WHEREOF, the undersigned has executed or caused this Warrant to be executed as of the date first above written for the purpose of agreeing only to the terms and conditions of Section 7 hereof.

          SHAREHOLDER:        /s/ John P. Miller
          ------------        ------------------
                              John P. Miller